UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Canalot Studios

222 Kensal Road

London W10 5BN

United Kingdom

(Address of principal executive offices, with zip code)

+44 (0)204 558 8849

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 23, 2024 and July 25, 2024, Perfect Moment Ltd., (the “Company”), and its subsidiaries, Perfect Moment USA Inc. and Perfect Moment Asia Limited (collectively, the “Borrower”) entered into subordinated business loan and security agreements (the “Loan Agreements) with Agile Lending, LLC (the “Lender”) and Agile Capital Funding, LLC, as collateral agent, which provides for the issuance by the Borrower of subordinated secured promissory notes in the principal amounts of $525,000 (the “July Note “) and $1,050,000 (the “August Note” and collectively with the July Note, the “Notes”). Principal and interest in the aggregate amount of $745,500 under the July Note shall be repaid in weekly payments of $26,625 commencing on August 2, 2024, and shall be repaid on or before the maturity date of February 7, 2025. Principal and interest in the aggregate amount of $1,491,000 under the August Note shall be repaid in weekly payments of $53,250 commencing on September 3, 2024, and shall be repaid on or before the maturity date of September 16, 2025. The Notes may be prepaid subject to a prepayment fee. Payment under the Notes is expressly subordinated to the Borrower’s obligations on certain Senior Indebtedness, as such term is defined in the Loan Agreements.

The Borrower granted the collateral agent a security interest, for the benefit of the Lender, in certain properties, rights and assets of the Borrower, as set forth in the Loan Agreements.

The Borrower agreed to certain covenants under the Loan Agreements including, but not limited to, delivery of certain financial statements and providing the Lender with prompt notice upon the occurrence of certain events as set forth in the Loan Agreements. The Borrower also agreed to certain negative covenants, including, but not limited to, refraining from taking certain actions without the prior written consent of the Lender.

The Loan Agreements provide for certain standard events of defaults, including, but not limited to, failure to make any required payment under the Notes, the Company becoming insolvent, the Company and its subsidiaries, as a whole, becoming insolvent, and the filing of any notice of a lien, levy or assessment against the Borrower or its material subsidiaries, A default interest rate of 5% will become effective upon the occurrence of an event of default.

The foregoing description of the Loan Agreements and the Notes are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Subordinated Business Loan and Security Agreement dated July 25, 2024
10.2*	Subordinated Business Loan and Security Agreement dated August 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECT MOMENT LTD.

Date: August 29, 2024	By:	/s/ Jeff Clayborne
Jeff Clayborne
Chief Financial Officer